As filed with the Securities and Exchange Commission on October 5, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Strayer Education, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation or organization)

52-1975978

(I.R.S. employer identification no.)

1025 Fifteenth Street, N.W., Washington, D.C. 20005

(Address of principal executive offices) (Zip code)

Amended Strayer Education, Inc. 1996 Stock Option Plan

Steven A. McArthur
Senior Vice President and General Counsel
8550 Cinder Bed Road
Newington, Virginia 22122

(Name and address of agent for service)

(703) 339-0611

(Telephone number, including area code, of agent for service)

Copy to:
Walter G. Lohr, Jr.
Hogan & Hartson L.L.P.
111 South Calvert Street
Baltimore, Maryland 21202
(410) 659-2700

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of securities	Amount to be	maximum offering	maximum aggregate	Amount of
to be registered	registered(1)	price per share(1)	offering price(1)	registration fee(1)

Stock Options and Common Stock, par value $.01 per share	1,000,000	$42.335	$42,335,000	$10,584.00

(1)	Pursuant to Rule 457(h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices per share of Strayer Education, Inc. common stock, par value $.01 per share, on October 2, 2001, as reported on the NASDAQ National Market.

      In accordance with Section E of the General Instructions to Form S-8, the contents of Form S-8, Registration No. 333-30431, filed by Strayer Education, Inc. with the Securities and Exchange Commission on June 30, 1997, are incorporated herein by reference for the registration of 1,000,000 additional shares of common stock issuable pursuant to the Amended Strayer Education, Inc. 1996 Stock Option Plan, which was approved by the stockholders of the Registrant at its 2001 Annual Meeting of Stockholders, held on May 21, 2001.

EXHIBIT INDEX

Exhibit
Number	Description

5.01	Opinion regarding the legality of the shares of Common Stock being registered

10.01	Amended Strayer Education, Inc. 1996 Stock Option Plan

23.01	Consent of PricewaterhouseCoopers LLP

23.02	Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5.01)

24	Power of Attorney (contained on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on October 5, 2001.

Strayer Education, Inc.

By: /s/ Robert S. Silberman

Robert S. Silberman Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

We, the undersigned officers and directors of Strayer Education, Inc., hereby severally and individually constitute and appoint Robert S. Silberman, Mark Brown, and Steven A. McArthur and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendment and amendments.

Date: October 5, 2001	/s/ Robert S. Silberman

Robert S. Silberman President, Chief Executive Officer and Director (Principal Executive Officer)

Date: October 5, 2001	/s/ Mark Brown

Mark Brown Senior Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)

Date: October 5, 2001	/s/ Scott W. Steffey

Scott W. Steffey (Executive Vice President and Chief Operating Officer)

Date: October 5, 2001	/s/ Steven A. McArthur

Steven A. McArthur (Senior Vice President and General Counsel)

Date: October 5, 2001	/s/ Steven B. Klinsky

Steven B. Klinsky Director

Date: October 5, 2001	/s/ Charlotte Beason

Charlotte Beason Director

Date: October 5, 2001	/s/ William E. Brock

William E. Brock Director

Date: October 5, 2001	/s/ Roland Carey

Roland Carey Director

Date: October 5, 2001	/s/ Robert R. Grusky

Robert R. Grusky Director

Date: October 5, 2001	/s/ Jennie D. Seaton

Jennie D. Seaton Director

Date: October 5, 2001	/s/ G. Thomas Waite, III

G. Thomas Waite, III Director

Date: October 5, 2001	/s/ J. David Wargo

J. David Wargo Director